Exhibit 99.(c)

Ernst & Young LLP Suite 500 725 South Figueroa Street Los Angeles, CA 90017-5418	Tel: +1 213 977 3200 Fax: +1 213 977 3152 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated February 26, 2026, with respect to the financial statements and financial highlights of Ares Dynamic Credit Allocation Fund, Inc. included in this Annual Report (Form N-CSR) for the year ended December 31, 2025, into the Registration Statement (Form N-2, File No. 333-279977), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, CA

March 6, 2026

1